Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, COO & CFO	Tram Bui / Brian Johnston
(214) 474-3102	(646) 536-7035 / 7028
wberger@nuvectramed.com	investors@nuvectramed.com

Nuvectra® Reports Third Quarter 2018 Financial Results

Reports Record Algovita® Sales of $12.5 million, Up 98% YoY

Plano, Texas, October 29, 2018 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today financial results for the third quarter ended September 30, 2018.

Highlights

●	Record consolidated revenues of $14.2 million, up 87% YoY
●	Consolidated gross margin increased to 54%, up from 46% in the third quarter of 2017
●	Completed secondary offering with net proceeds of $64.6 million.

Scott Drees, CEO, said, “In the third quarter we achieved record sales by opening new accounts and increasing penetration in existing accounts, while expanding our consolidated gross margin year over year. We also grew our U.S. commercial team approximately 50% year over year, to now cover approximately 65 active territories. Following our successful secondary offering in September, we believe we are positioned to further advance our Algovita business and launch Virtis™ during the first half of 2019, pending receipt of FDA approval.”

Third Quarter Financial Results

Total revenue in the third quarter of 2018 was $14.2 million, an 87% increase from $7.6 million in the third quarter of 2017. Total Algovita sales were $12.5 million, a 98% increase from $6.3 million in the third quarter of 2017. Gross profit in the third quarter of 2018 was $7.6 million, or 54% gross margin, an increase from $3.5 million, or 46% gross margin, in the third quarter of 2017.

Operating expenses in the third quarter of 2018 were $19.6 million, a 35% increase from $14.5 million in the third quarter of 2017. The increase was primarily the result of an increase in personnel-related expenses, principally for sales personnel.

Net loss for the third quarter of 2018 was $(13.0) million or $(0.87) per share, compared with a net loss of $(11.6) million, or $(1.09) per share, for the third quarter of 2017.

Total cash and cash equivalents were $101.9 million as of September 30, 2018, including net proceeds of $64.6 million from the secondary offering that closed on September 14, 2018 and $5 million from the draw-down of the last tranche in the credit facility.

Conference Call Information

Nuvectra will hold a conference call today, Monday, October 29, 2018, at 4:30pm ET to discuss the results. The dial-in numbers are (844) 882-7830 for domestic callers and (574) 990-9704 for international callers. The conference ID is 2584108. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on October 29, 2018 through November 5, 2018. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 2584108. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

Nuvectra® is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease. In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty and timing of obtaining regulatory approvals in the United States and Europe for our Virtis SNM system, (iv) our ability to successfully launch and commercialize the Virtis SNM system if and when it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) our reliance on each of Integer, our exclusive and sole manufacturer and supplier of parts and components for Algovita, and Minnetronix, Inc., our sole-source supplier of external peripheral devices; (xiv) any supplier shortages related to Algovita or its components and any manufacturing disruptions which may impact our inventory supply as we expand our business; (xv) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; (xvi) our ability to satisfy the conditions and covenants of our Credit Facility; and (xvii) our ability to raise capital should it become necessary to do so, through another public offering of our common stock, private equity or debt financings, strategic partnerships, or other sources. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Sales:
Product	$13,813	$7,431	$36,686	$18,684
Service	403	186	1,253	1,196
Total sales	14,216	7,617	37,939	19,880
Cost of sales:
Product	6,361	4,019	16,577	9,393
Service	236	132	1,064	708
Total cost of sales	6,597	4,151	17,641	10,101
Gross profit	7,619	3,466	20,298	9,779
Operating expenses:
Selling, general and administrative expenses	15,221	11,358	40,814	33,349
Research, development and engineering costs, net	4,385	3,136	11,891	10,730
Total operating expenses	19,606	14,494	52,705	44,079
Operating loss	(11,987)	(11,028)	(32,407)	(34,300)
Interest expense, net	986	422	2,772	1,190
Other expense, net	11	179	88	499
Loss before provision for income taxes	(12,984)	(11,629)	(35,267)	(35,989)
Provision for income taxes	(17)	9	11	9
Net loss	$(12,967)	$(11,638)	$(35,278)	$(35,998)

Other comprehensive gain:
Unrealized holding gain on investments arising during period	—	—	1	2
Other comprehensive gain	—	—	1	2
Comprehensive loss	$(12,967)	$(11,638)	$(35,277)	$(35,996)

Basic and diluted net loss per share	$(0.87)	$(1.09)	$(2.55)	$(3.43)
Basic and diluted weighted average shares outstanding	14,840	10,697	13,852	10,497

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$101,858	$28,165
Trade accounts receivable, net of allowance for doubtful accounts of $637 and $417 in 2018 and 2017, respectively	11,394	10,875
Inventories	4,476	4,978
Prepaid expenses and other current assets	1,420	1,011
Total current assets	119,148	45,029
Property, plant and equipment, net	5,655	6,219
Intangible assets, net	1,204	1,428
Goodwill	38,182	38,182
Other long-term assets	—	245
Total assets	$164,189	$91,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230	$2,043
Accrued liabilities	9,977	8,827
Accrued compensation	5,409	4,392
Short-term debt	—	789
Total current liabilities	15,616	16,051
Other long-term liabilities	516	993
Long-term debt, net	43,824	25,886
Total liabilities	59,956	42,930

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 17,573,669 and 10,849,385 shares issued and outstanding in 2018 and 2017, respectively	18	11
Additional paid-in capital	217,329	125,999
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(113,114)	(77,836)
Total stockholders’ equity	104,233	48,173

Total liabilities and stockholders’ equity	$164,189	$91,103